UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 27, 2014
(Date of earliest event reported)

YAPPN CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	000-55082	27-3848069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Avenue of the Americas, 11th Floor
New York, NY 10018
(Address of principal executive offices) (Zip Code)

(888) 859-4441
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On February 24, 2014, Yappn Corp (the “Company”) collected a Subscription Agreement (“Subscription Agreement”) from an accredited non-U.S. investor (the “Investor”), which Subscription Agreement became effective on February 27, 2014 (the “Effective Date”).  Pursuant to the Subscription Agreement, the Company sold 305 units, each consisting of (i) one unsecured convertible promissory note, $1,000 par value (each a “Note” and collectively, the “Notes”), which Note is convertible into shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”); (ii) a warrant entitling the holder thereof to purchase 10,000 shares of Common Stock (individually, a “Series A Warrant”); and (iii) a warrant entitling the holder thereof to purchase 10,000 shares of Common Stock (individually a “Series B Warrant”, and collectively with the Series A Warrant, the “Warrants”) (the Note and Warrants, collectively a “Unit”).  The purchase price of each Unit is equal to $1,000 per Unit.  The aggregate purchase price for the 305 Units sold was $305,000.

Pursuant to the Subscription Agreement, the Company granted to the Investor price protections such that, if at any time during the period twelve (12) months after the Effective Date, the Company issues any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than $0.10 per share or if less than the Series A Warrant exercise price in effect at such time, without Subscriber Consent (the “Lower Price Issuance”), then the conversion price of the Note shall automatically be reduced to reflect such other lower price and the exercise price of the Series A Warrant shall automatically be reduced to reflect the price at which securities were issued in the Lower Price Issuance.  In addition, the Company granted to the Investor the right to participate in future financings of the Company for a period of twelve (12) months after the Effective Date.

In connection with the Subscription Agreement, the Company also entered into a Registration Rights Agreement (“Registration Rights Agreement”) with the Investor.  Pursuant to the Registration Rights Agreement, the Company agreed to file a “resale” registration statement with the Securities and Exchange Commission (the “Commission”) covering all shares of Common Stock underlying the Notes and the Warrants. The Company agreed to use its reasonable best efforts to have such “resale” registration statement filed within Forty Five Days (45) days after the Final Closing Date (the “Filing Date”) and declared effective by the SEC as soon as possible and, in any event, within Ninety (90) days after the Filing Date (the “Effectiveness Deadline”), unless extended by the consent of the Investor.

The Company is obligated to pay to the Investor a fee of 2% per month of the number of shares that the amount invested by the Investor would buy at the conversion price designated in the Notes, payable in shares of registered Common Stock, up to a maximum of 6%, for each month in excess of the Filing Date that the registration statement has not been filed and the Effectiveness Deadline that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the Commission.

The Notes mature 24 months after their initial issuance date and have an interest rate of 6% per annum. The Notes may be converted at the election of their holders at a conversion price equal to $0.10 per share of Common Stock.  The Series A Warrant may be exercised for a purchase price equal to $0.15 per share of Common Stock. The Series B Warrant may be exercised for a purchase price equal to $0.20 per share of Common Stock.  The Warrants permit cashless exercise for the period beginning the Effectiveness Date unless and until a registration statement covering the resale of the shares underlying the Warrants is effective with the Commission.

The foregoing descriptions of the Notes, Series A Warrants, Series B Warrants, the Registration Rights Agreement and the Securities Purchase Agreements referred to above do not purport to be complete and are qualified in its entirety by reference to the Notes, Series A Warrants, Series B Warrants, the Registration Rights Agreement and the Securities Purchase Agreement, copies of which are attached to this Current Report on Form 8-K and incorporated into this Item by reference.

The Company claims an exemption from the registration requirements of the Act for the private placement of the securities referenced herein pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), since, among other things, the transaction did not involve a public offering and in reliance on Regulation S under the Securities since all securities were sold to a non-U.S. investor.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information contained in Item 1.01 is hereby incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in Item 1.01 is hereby incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

4.1*	Form of 6% Convertible Promissory Note
10.1*	Form of Securities Purchase Agreement
10.2*	Form of Registration Rights Agreement
10.3*	Form of Series A Warrant
10.4*	Form of Series B Warrant

 * Incorporated by reference to the Exhibits filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAPPN CORP.
Dated: February 27, 2014
	By:	/s/ Craig McCannell
	Name:	Craig McCannell
	Title:	Chief Financial Officer